Exhibit 10.11

Version 20170310

CARVEOUT GUARANTY

This CARVEOUT GUARANTY (“Guaranty”) is executed as of September 28, 2017, by the SCHWARTZ FAMILY TRUST DATED SEPTEMBER 22, 2003 (“Schwartz Trust”), whose address is 10 Terrace Road, Ladera Ranch, California 92694, and STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC., a Maryland corporation (“SSSHT,” and individually or collectively, jointly and severally with Schwartz Trust, “Guarantor”), whose address is 10 Terrace Road, Ladera Ranch, California 92694, to and for the benefit of NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation, together with its successors and assigns, whose address is One Nationwide Plaza, Fifth Floor, Columbus, Ohio 43215, Attention: Real Estate Investments, 1-05-701 (“Lender”).

RECITALS:

A.    Pursuant to the terms of that certain Loan Agreement of even date herewith, by and between Lender and SSSST 700 W VIRGINIA ST, LLC, a Delaware limited liability company (the “Borrower”) (as amended, restated, modified, supplemented, extended, renewed or replaced from time to time, the “Loan Agreement”), Lender has agreed to extend to Borrower a loan in the principal amount of $23,500,000.00 (the “Loan”). The Loan is evidenced by that certain Promissory Note of even date herewith made by Borrower and payable to the order of Lender (as the same may be amended, restated, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Note”).

B.    The Loan and Borrower’s obligations under the Loan Agreement and the Note are secured by, among other things, that certain Mortgage and Security Agreement (as the same may be amended, restated, modified, supplemented, extended, renewed or replaced from time to time, the “Security Instrument”) made by Borrower for the benefit of Lender, encumbering certain land and improvements constructed thereon (or to be constructed thereon) and other property more particularly described in the Security Instrument (collectively the land, improvements and such other property are referred to herein and in the Security Instrument as the “Property”), such land being more particularly described in Exhibit A attached to the Security Instrument.

C.     Guarantor acknowledges and agrees that this Guaranty and the covenants of Guarantor hereunder are an integral part of Lender’s security for the Loan and that Lender would not have made the Loan in the absence of this Guaranty and Guarantor’s covenants hereunder. Unless otherwise herein defined, all initially capitalized terms shall have the meanings given to such terms in the Loan Agreement.

NOW, THEREFORE, in consideration of the premises hereof, the sum of $10.00 in hand paid by Lender to Guarantor and for the purpose of inducing Lender to make the Loan to Borrower, Guarantor hereby covenants and agrees as follows:

1.    Guarantees and Indemnities. Notwithstanding any provision in the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents limiting or negating Borrower or Guarantor’s personal liability, Guarantor hereby jointly and severally, unconditionally and absolutely (a) indemnifies and holds Lender, its officers, directors,

Domain at Tallahassee	1	Loan No. 00-1102733

Version 20170310

shareholders, employees, agents, attorneys, successors and assigns and each of them, jointly and severally, harmless from and against any of the following, and (b) guarantees to Lender the immediate payment of any loss, cost, liability, damage, claim or expense, including reasonable attorneys’ fees and all Enforcement Costs, suffered or incurred by Lender at any time, whether before, during or after enforcement of Lender’s rights and remedies upon default under the Loan Documents, arising under or on account of any of the following (collectively, the “Guaranteed Obligations”):

(i)    Fraud, willful misconduct or material misrepresentation made by any of the Borrower Parties in connection with the Application, any of the Loan Documents, or any other supporting or due diligence documentation provided by Borrower, Guarantor or any of the Borrower Parties in connection therewith;

(ii)    Failure to pay any taxes which accrue prior to Lender taking title to the Property, or to pay assessments, charges for labor or materials, or any other charges that could result in Liens on all or any portion of the Property (except to the extent that sums sufficient to pay such amounts have been deposited into a cash collateral account with Lender for the purposes of paying such assessments and charges);

(iii)    Misapplication or misappropriation of: (A) proceeds of insurance covering all or any portion of the Property, (B) proceeds of the sale or condemnation of all or any portion of the Property, or (C) rentals or other income from the Property received by or on behalf of Borrower and not applied to satisfy Borrower’s obligations under the Loan Documents;

(iv)    Causing or permitting waste, arson, or other similar damage to occur in, on or about the Property;

(v)    Failure to pay to Lender, upon an Event of Default, all unearned advance rentals and security deposits that have been paid by tenants of the Property to the extent that such funds have not been refunded to such tenants;

(vi)    [Intentionally Omitted];

(vii)    Loss by fire, casualty, acts of terrorism, or other events, not compensated by insurance proceeds collected by or remitted to Lender as a result of Borrower’s failure to comply with Lender’s insurance requirements (including the payment of any required deductibles);

(viii)    Failure to return to Lender or reimburse Lender for all Security Property owned by Borrower and taken from the Property by or on behalf of Borrower out of the ordinary course of business and not replaced by items of like or greater value than the original value of the Security Property so removed;

(ix)    Any breach of any representation, warranty, covenant or indemnity obligation under the Indemnity Agreement; and

Domain at Tallahassee	2	Loan No. 00-1102733

(x)    Borrower’s failure to timely pay any amounts payable for all state documentary stamp taxes, recording and transfer taxes, and intangible personal property taxes, if any, which may be levied or assessed against the Loan, or any of the Loan Documents, together with all interest, penalties or charges in connection therewith.

The obligations of Guarantor in subsections (i) through (x) above shall survive the repayment of the Loan and satisfaction of the Security Instrument. Notwithstanding the foregoing, the obligations in subsection (ix) above shall be deemed terminated upon the termination of the corresponding obligations pursuant to Sections 6.12 of the Indemnity Agreement. Further notwithstanding the foregoing, Guarantor shall not be liable for any losses incurred in connection with Section 4.1(H) or 4.1(I) of the Indemnity Agreement, or any breach of a representation, warranty or covenant with respect to Accessibility Laws, and Borrower alone shall be responsible with respect thereto.

Lender’s rights under this Guaranty are in addition to all rights of Lender under the Security Instrument and the Loan Documents, and payments by Guarantor under this Guaranty shall not reduce the obligations and liabilities of Borrower under the Note, the Loan Agreement, the Security Instrument or the other Loan Documents; provided, however, this shall not be construed to permit Lender to collect from Borrower for the same obligations or liabilities for which Lender has already received payment from Guarantor.

Notwithstanding anything to the contrary contained herein, in the Note, the Loan Agreement, the Security Instrument or in the other Loan Documents, Guarantor shall be personally, fully and completely liable for the payment of the Note (including all principal, interest and other charges associated therewith) and performance under the Loan Documents in the event that: (A) Borrower or any Person having a direct or indirect ownership interest in Borrower violates the covenant governing the placing of secondary financing pursuant to Sections 4.11(a)(ix), 7.1(k) or 8.1(g) of the Loan Agreement, (B) Borrower or any Person having a direct or indirect interest in Borrower violates the covenants restricting Dispositions pursuant to Article VII of the Loan Agreement, (C) any of the Borrower Parties files a petition in bankruptcy or for the appointment of a receiver, or commences under any bankruptcy or insolvency law, proceedings for any Borrower Parties’ relief or for the compromise, extension, arrangement or adjustment of Borrower Parties’ obligations, (D) there is filed against any of the Borrower Parties a petition in bankruptcy or for the appointment of a receiver, or there is commenced under any bankruptcy or insolvency law, proceedings for Borrower Parties’ relief, or for the compromise, extension, arrangement or adjustment of any of the Borrower Parties’ obligations resulting from a breach of the Loan Documents or any of the Borrower Parties collusion in an involuntary bankruptcy proceeding filed against any of the Borrower Parties which is not dismissed within ninety (90) days after the filing of same, (E) there is filed against Borrower any claim by reason of the operation of federal bankruptcy, state insolvency or similar creditors’ rights laws that is based on (i) the Loan being deemed a fraudulent conveyance or fraudulent transfer; or (ii) the Loan being deemed a preferential transfer, (F) in the event any Borrower Parties or any affiliate thereof challenges or disputes the validity or enforceability of any of the provisions of the Loan Documents following a Material Default, seeks to delay or impair the enforcement of Lender’s remedial rights under the Loan Documents following a Material Default under the Loan Documents, or challenges the validity, enforceability or first priority of the liens and security interests securing payment of amounts owing or payable under

Domain at Tallahassee	3	Loan No. 00-1102733

the terms of the Loan Documents (unless prior to such challenge Borrower has either commenced turning over all revenue (including any security deposits) from the Property or Borrower has cooperated with the appointment of a receiver to preserve and protect the Property during the pendency of such challenge), or (G) Borrower commits a material violation of Section 4.11 of the Loan Agreement which is a contributing factor in the substantive consolidation of Borrower with another entity.

2.    Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance, is joint and several, and is not a guaranty of collection. This Guaranty shall continue to be effective with respect to any of the Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs until a replacement guarantor has been provided pursuant to Section 19 hereof). The liability of Guarantor under this Guaranty shall in no way be limited or impaired by (i) any amendment or modification of the Loan Documents; (ii) any extensions of time for performance required by any of the Loan Documents; (iii) any sale, assignment or foreclosure pursuant to the Loan Documents or any sale or transfer of all or any part of the Property, except as may be released by Lender in connection with a “Permitted Disposition” pursuant to Section 7.2 of the Loan Agreement; (iv) any exculpatory provision in any of the Loan Documents limiting Lender’s recourse to the Property or to any other security, or limiting Lender’s rights to a deficiency judgment against Borrower; (v) the accuracy or inaccuracy of the representations and warranties made by Borrower under the Loan Documents; (vi) the release of Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender’s voluntary act, or otherwise; (vii) the release or substitution in whole or in part, of any security for the Note or other evidence of debt issued pursuant to the Loan Documents; or (viii) Lender’s failure to record any of the Loan Documents (or improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note or other evidence of indebtedness under the Loan Documents; and in any of such cases, whether with or without notice to Guarantor and with or without consideration.

3.    Guaranteed Obligations Not Reduced by Offset. The Note, the Guaranteed Obligations, and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or any other party against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

4.    Payment by Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with

Domain at Tallahassee	4	Loan No. 00-1102733

respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof. Any amounts payable to Lender not paid when due as provided in this Section 4 shall bear interest at the Default Rate set forth in the Loan Agreement from and after the date of demand therefor until payment in full.

5.    Waivers. Guarantor hereby waives notice of (a) Lender’s acceptance of this Guaranty; (b) Borrower’s grant to Lender of a security interest, lien or encumbrance in any of Borrower’s assets; (c) Lender’s release or waiver of this Guaranty, Guarantor’s obligations hereunder, Borrower’s obligations under the Note or any of the other Loan Documents, any other party’s guarantee of the Note or any security interest, lien or encumbrance in any other party’s assets given to Lender to secure the Note, the other Loan Documents, this Guaranty or any other party’s guarantee; (d) Lender’s amendment of the Note or any other Loan Document or agreement or instrument referred to therein; (e) presentment, demand, notice of default, non-payment, partial payment and protest and all other notices or formalities; (f) extensions of time for payment of the Note or Loan granted to Borrower; and (g) acceptance of any partial payment or payments of the Note or Loan or any collateral securing the payment thereof or the settlement, subordination, discharge or release of the Note or Loan. Guarantor agrees that Lender may have, or at any time may do, any or all of the foregoing actions, in such manner, upon such terms and at such times as Lender, in its sole discretion, deems advisable, without in any way impairing, affecting, reducing or releasing Guarantor from Guarantor’s obligations under this Guaranty, and Guarantor hereby consents to each of the foregoing actions. Guarantor hereby waives (i) any defense at law or in equity based on the adequacy or value of the consideration for this Guaranty, (ii) any right or claim of right to cause a marshaling of the assets of Borrower, (iii) any right to cause Lender to proceed against any of the security for the Loan before proceeding under this Guaranty against Guarantor or to proceed against Borrower or Guarantor in any particular order, (iv) any defense arising by reason of any disability or defense of Borrower, and (v) all other defenses to any action or proceeding to enforce this Guaranty except the single defense that the sum claimed has actually been paid to Lender. Guarantor further agrees that any payment required to be made hereunder shall become due on demand.

6.    Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

7.    Subordination of Subrogation. In consideration of the benefits accruing to Guarantor from Borrower, Guarantor hereby expressly subordinates all rights of subrogation, contribution, indemnification or other similar legal or equitable rights which Guarantor may now or hereafter otherwise be entitled to assert against Borrower, whether arising by contract, by operation of law (including, without limitation, any such right arising under the Bankruptcy Code, as hereinafter defined) or otherwise with respect to or by reason of any payment by Guarantor under this Guaranty or on account of the Loan in connection herewith to, in all respects, the Loan Documents and Guarantor shall not be entitled to enforce (in any manner) or

Domain at Tallahassee	5	Loan No. 00-1102733

receive payment thereof until the Guaranteed Obligations have been fully satisfied. Guarantor hereby agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any amount due under this Guaranty or otherwise with respect to the Loan is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, receivership, dissolution, liquidation or reorganization of Borrower, or upon or as a result of the appointment of a receiver or conservator of, or a trustee or similar officer for, Borrower, or otherwise, all as though such payment had not been made and irrespective of whether such payment is returned to the party who originally made it or some other party. To the extent Guarantor has an equity interest in Borrower, Guarantor further agrees with Borrower, for the benefit of each of Borrower’s creditors, whether existing on the day hereof or hereafter arising, that any such payment by Guarantor shall constitute a contribution of capital by Guarantor to Borrower.

8.    Bankruptcy Code Waiver. It is the intention of the parties that the Guarantor shall not be deemed to be a “creditor” or “creditors” (as defined in Section 101 of the United States Bankruptcy Code (the “Bankruptcy Code”)) of Borrower, or any other guarantor, by reason of the existence of this Guaranty, in the event that Borrower or any other guarantor, becomes a debtor in any proceeding under the Bankruptcy Code, and in connection herewith, Guarantor hereby waives any such right as a “creditor” under the Bankruptcy Code. This waiver is given to induce Lender to make the Loan evidenced by the Note to Borrower. After the Loan is paid in full and there shall be no obligations or liabilities under this Guaranty outstanding, this waiver shall be deemed to be terminated.

9.    Enforcement. Guarantor agrees that this Guaranty may be enforced by Lender without first resorting to or exhausting any other security or collateral or without first having recourse to either or both of the Note or any of the property covered by any of the Loan Documents through foreclosure proceedings or otherwise; provided, however, that nothing herein contained shall prevent Lender from suing on the Note or foreclosing the Security Instrument or from exercising any other rights thereunder or under any of the other Loan Documents.

10.    Term. Guarantor agrees that this Guaranty shall survive the repayment and satisfaction of the Loan and shall continue in full force and effect for so long as the exceptions to Borrower’s “non-recourse” liability listed in Article X of the Loan Agreement shall remain in effect with respect to Borrower.

11.    Notice by Guarantor. Guarantor shall promptly after obtaining knowledge thereof advise Lender in writing of (a) any governmental or regulatory actions instituted or threatened in writing affecting the matters indemnified hereunder including, without limitation, any notice of inspection, abatement or noncompliance; and (b) all claims made or threatened in writing by any third party against Borrower or the Property relating to the matters indemnified hereunder. Guarantor shall deliver to Lender any documentation or records Lender reasonably requests and which are susceptible of being obtained by Guarantor without undue cost or expense and without the necessity for initiating legal proceedings to obtain the same in connection with all such notices, inquiries and communications, and shall endeavor to advise Lender of any subsequent developments.

Domain at Tallahassee	6	Loan No. 00-1102733

12.    Representations, Warranties and Covenants. To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents, warrants and covenants to Lender as follows:

(a)    Benefit. Guarantor is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

(b)    Familiarity and Reliance. Guarantor is familiar with and has independently reviewed books and records regarding the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; provided, however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

(c)    No Representation by Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

(d)    Guarantor’s Financial Condition. After giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

(e)    Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

(f)    Survival. All representations, warranties and covenants made by Guarantor herein shall survive the execution hereof.

(g)    Review of Documents. Guarantor has examined the Note and all of the Loan Documents.

(h)    Litigation. Except as otherwise disclosed to Lender, there are no proceedings pending or, so far as Guarantor knows, threatened before any court or administrative agency which, if decided adversely to Guarantor, would materially adversely affect the financial condition of Guarantor or the authority of Guarantor to enter into, or the validity or enforceability of this Guaranty.

Domain at Tallahassee	7	Loan No. 00-1102733

(i)    Tax Returns. Guarantor has filed all required federal, state and local tax returns and has paid all taxes as shown on such returns as they have become due. No claims have been assessed and are unpaid with respect to such taxes.

(j)    Compliance with Laws. Guarantor is and shall comply with any applicable provisions of the Bank Secrecy Act, the Foreign Corrupt Practices Act or the various sanctions programs administered by Office of Foreign Assets Control;

13.    Financial Reports. Guarantor shall keep adequate books and records of account in accordance with methods reasonably acceptable to Lender, consistently applied, and furnish to Lender:

(a)    an annual balance sheet and income statement of Guarantor in the form reasonably required by Lender, prepared and certified by Guarantor, within ninety (90) days after the close of each fiscal year of Guarantor; provided, however, Lender agrees that (i) no income statement shall be required from or provided by Schwartz Trust, and (ii) the annual balance sheet to be provided by Schwartz Trust will be prepared in conformity with the financial information provided by Schwartz Trust to Lender in connection with the Application (as defined in the Loan Agreement); and

(b)    copies of all federal tax returns filed by Guarantor within ninety (90) days after the filing thereof; and

(c)    such other financial information as may, from time to time, be reasonably requested by Lender.

Additionally, Lender shall have the right to request (but under no circumstances more often than once a quarter) and Guarantor shall furnish (or cause to be furnished) within fifteen (15) days of such request: (a) unaudited financial statements (balance sheet, income statement, operating statement and current rent roll) covering the operation of the Property for periods other than those set forth in the preceding section, (b) unaudited financial statements (balance sheets and income) for Borrower, Guarantor and Borrower’s member, (c) a portfolio analysis showing annualized cash flow statements (including debt service payments) for all real properties owned by Borrower, its general partner(s), shareholder(s) or member (s) (whichever is applicable), (d) a current rent roll for the Property, and (e) operating budget for the current fiscal year and after October 31st of each calendar year an operating budget for the following fiscal year. During the existence of a default under the Loan Documents, Lender and its accountants shall have the right to (i) examine the records, books, management and other papers of any Guarantor which reflect upon its financial condition, at the Property or at any office regularly maintained by any Guarantor where the books and records are located, (ii) make copies and extracts from the foregoing records and other papers, and (iii) examine and audit the books and records of any Guarantor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Guarantor where the books and records are located.

14.    Payment of Lender’s Expenses. Guarantor shall pay to any Lender upon demand all costs and expenses (including the reasonable fees and disbursements of Lender’s legal counsel and the reasonable charges of Lender’s internal legal counsel) incurred by Lender (a) in connection with the enforcement of the terms of this Guaranty; or (b) in any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, Guarantor or any other party) in any way relating to this Guaranty and the indemnities described herein.

Domain at Tallahassee	8	Loan No. 00-1102733

15.    No Waiver. Guarantor’s obligations hereunder shall in no way be impaired, reduced or released by reason of (a) Lender’s omission or delay to exercise any right described herein; or (b) any act or omission of Lender in connection with any notice, demand, warning or claim regarding violations of codes, laws or ordinances governing the Property.

16.    Notices. Any notice or other communication required or permitted to be given under this Guaranty shall be in writing and either shall be sent by overnight courier service or personally delivered to a representative of the receiving party. All such communications shall be sent or delivered, addressed to the party for whom it is intended at its address set forth below:

If to Guarantor:	Schwartz Family Trust dated September 22, 2003
10 Terrace Road
Ladera Ranch, California 92694
Attention: H. Michael Schwartz

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.
10 Terrace Road
Ladera Ranch, California 92694
Attention: H. Michael Schwartz

If to Lender:	NATIONWIDE LIFE INSURANCE COMPANY
One Nationwide Plaza, Fifth Floor
Columbus, Ohio 43215
Attention: Real Estate Investments, 1-05-701

Any communication so addressed and sent shall be deemed to have been delivered on the earliest of (1) actual delivery or (2) on the first Business Day after deposit with an overnight courier service, if such deposit is timely and appropriate in accordance with the requirements of such courier service for next business day delivery, in either case to the address of the intended addressee (except as otherwise provided in any Security Instrument), and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or any Guarantor, as the case may be. Guarantor or Lender may designate a change of address within the United States of America by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

17.    Amendment and Waiver. This Guaranty may be amended only with written consent of Guarantor and Lender and observance of any term of this Guaranty may be waived only with the written consent of Lender.

18.    Severability. All provisions contained in this Guaranty are severable and the invalidity or unenforceability of any provision shall not affect or impair the validity or enforceability of the remaining provisions of this Guaranty.

Domain at Tallahassee	9	Loan No. 00-1102733

19.    Successors and Assigns. Guarantor agrees that this Guaranty shall inure to the benefit of and may be enforced by Lender, its officers, directors, shareholders, employees, agents, attorneys, successors and assigns, and any subsequent holder of the Note and the other Loan Documents, and shall be binding upon and enforceable against Guarantor and Guarantor’s heirs, legal representatives, successors and assigns. Notwithstanding the foregoing, within the earlier of (a) one hundred twenty (120) days of the death of any Guarantor (if Guarantor is a natural person), or (b) the date a claim must be made against the decedent’s estate under Fla. Stat. § 733.702, a replacement guarantor acceptable to Lender, in Lender’s sole reasonable discretion, with financials equal to or greater than those of the original Guarantor shall execute Lender’s then current form of “Carveout Guaranty,” Lender shall receive such information, documentation and opinions as may be required by Lender in connection with such replacement guarantor, and Borrower shall reimburse Lender for all of Lender’s attorneys’ fees, costs and expenses incurred in connection with its review of the proposed replacement guarantor and the documentation of any substitution, whether or not Lender approves the proposed replacement guarantor.

20.    Headings. The descriptive headings of the paragraphs of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty.

21.    Jurisdiction and Venue.    THE PARTIES HERETO, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO HEREBY THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, AGAINST LENDER, ITS SUCCESSORS AND ASSIGNS, BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, THE LOAN OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, LENDER’S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER), IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, IN ANY COUNTERCLAIM WHICH ANY PARTY MAY BE PERMITTED TO ASSERT THEREUNDER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. IN NO EVENT SHALL LENDER, ITS SUCCESSORS, ASSIGNS OR PARTICIPANTS BE LIABLE FOR SPECIFIC PERFORMANCE, ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION LOSS OF BUSINESS PROFITS OR OPPORTUNITY) AND BY ITS EXECUTION HEREOF, GUARANTOR WAIVES ANY RIGHT TO CLAIM OR SEEK ANY SUCH DAMAGES. This Guaranty and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State (as defined in the Loan Agreement), without regard to principles of conflicts of laws. The parties hereto irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the State or in the courts of the United States of America located in such State, (b) consent to the non-exclusive jurisdiction of each such court in any suit, action or proceeding, and (c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an

Domain at Tallahassee	10	Loan No. 00-1102733

inconvenient forum. If any clauses or provisions herein contained operate, or would prospectively operate, to invalidate this Guaranty, then such clauses or provisions only shall be held for naught, as though not herein contained, and the remainder of this Guaranty shall remain operative and in full force and effect.

22.    Consent to Service of Process. Guarantor irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 16 hereof, but nothing in this Guaranty will affect Lender’s right to serve process in any other manner permitted by law.

23.    Personal Liability. Guarantor hereby acknowledges and agrees that notwithstanding any other provision of this Guaranty, the Note, the Security Instrument or any of the other Loan Documents to the contrary, the obligations of Guarantor under this Guaranty shall, except as may be expressly provided herein to the contrary, be unlimited and unconditional personal obligations, and that Lender would not enter into the Loan but for the personal liability undertaken by Guarantor under this Guaranty.

24.    Parties in Interest. Nothing in this Guaranty, whether express or implied, is intended to confer any rights or remedies under or by reason of this Guaranty on any persons other than the parties to it and their respective heirs, personal representatives, successors and assigns, nor is anything in this Guaranty intended to relieve or discharge the obligation or liability of any third persons to any party to this Guaranty, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Guaranty.

25.    Multiple Parties and Joint and Several Liability. Where two or more persons or entities have executed this Guaranty, unless the context clearly indicates otherwise, all references herein to “Guarantor” shall mean the guarantors hereunder or either of them. All obligations and liability of said guarantors shall be joint and several.

26.    Counterparts. This Guaranty may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Guaranty by electronic transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Guaranty by electronic transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by electronic transmission.

27.    Release of Schwartz Trust. Notwithstanding anything to the contrary set forth herein, upon written request of Schwartz Trust and subject to the satisfaction of the Release Conditions (as defined below) as determined by Lender in its commercially reasonable discretion, Lender shall release Schwartz Trust, only, from this Guaranty with respect to losses, claims or matters which are based upon or arise out of facts, circumstances or conditions that are first created or that first arise or come into existence after the date of such release. The foregoing release is limited to Schwartz Trust, only, and shall in no way affect this Guaranty with respect to SSSHT.

Domain at Tallahassee	11	Loan No. 00-1102733

As used herein, the “Release Conditions” shall mean the following:

(a)     No default exists under the Loan Documents as of the date of the written request for release or as of the date of the release;

(b)     SSSHT has achieved a Net Worth of at least $40,000,000.00 as of the date of the release; and

(c)    SSSHT has achieved a Liquidity of at least $3,000,000.00 as of the date of the release.

Guarantor shall deliver to Lender current financial statements, bank and/or brokerage statements and such other documentation reasonably requested by Lender confirming that the Release Conditions have been satisfied.

As used herein, “Net Worth” shall mean tangible assets minus total liabilities (including, without limitation, recourse and non-recourse debt, letters of credit, purchase obligations, unsecured debt, guarantees of indebtedness and capitalized lease obligations), which are to be calculated in accordance with generally accepted accounting principles in effect from time to time and consistently applied.

As used herein, “Liquidity” shall mean the sum of all unrestricted and unencumbered cash, cash equivalents (classified as such in accordance with generally accepted accounting principles in effect from time to time and consistently applied) and marketable securities (including any securities traded daily on any nationally or internationally recognized securities exchange) acceptable to Lender in its reasonable discretion.

[SIGNATURE PAGE FOLLOWS]

Domain at Tallahassee	12	Loan No. 00-1102733

[Signature Page to Carveout Guaranty]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.,
a Maryland corporation

By:	/s/ H. Michael Schwartz
Name:	H. Michael Schwartz
Title:	Chief Executive Officer

SCHWARTZ FAMILY TRUST DATED SEPTEMBER 22, 2003

By:	/s/ H. Michael Schwartz
Name:	H. Michael Schwartz
Title:	Trustee

By:	/s/ Holly Breaux Schwartz
Name:	Holly Breaux Schwartz
Title:	Trustee

Domain at Tallahassee	Loan No. 00-1102733